                                                         Exhibit 99.906 CERT


I, William G. Papesh, principal executive officer of the WM Trust II (the "Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended October 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended October 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of the Funds.


Date: January 7, 2005

/s/William G. Papesh
President and Chief Executive Officer
Principal Executive Officer



I, Jeffery L. Lunzer, principal financial officer of the WM Trust II (the "Funds"), certify that:


1. The Form N-CSR of the Funds for the period ended October 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended October 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of the Funds.


Date: January 7, 2005

/s/ Jeffery L. Lunzer
Treasurer and Chief Financial Officer
Principal Financial Officer